Exhibit 99.2

Umpqua Holdings Corporation Vote UMPQUA HOLDINGS CORPORATION ATTN: ANDREW OGNALL ONE SW COLUMBIA STREET, SUITE 1200 PORTLAND, OR 97204 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UMPQ2022SM Shareholders may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Standard Time the day before the meeting date. Have the proxy card in hand when calling and then follow the instructions. VOTE BY MAIL Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D63601-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UMPQUA HOLDINGS CORPORATION The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3. For Against Abstain 1. Approve the Agreement and Plan of Merger, dated as of October 11, 2021, as it may be amended from time to time, by and among Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”), Columbia Banking System, Inc., a Washington corporation (“Columbia”), and Cascade Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Columbia (the “merger agreement”). 2. Approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Umpqua in connection with the transactions contemplated by the merger agreement. 3. Adjourn the Umpqua special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Umpqua special meeting to approve the merger agreement. Please sign exactly as the shareholder name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. D63602-TBD Proxy — UMPQUA HOLDINGS CORPORATION Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — January 26, 2022 Peggy Fowler and Cort O’Haver, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present or present by remote communication, at the Special Meeting of Shareholders of Umpqua Holdings Corporation to be held on January 26, 2022 at 12:00 p.m. Pacific Standard Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side